Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-231941 and No. 333-237463 on Form S-8 of 1895 Bancorp of Wisconsin, Inc. of our report dated March 27, 2020, relating to the consolidated financial statements of 1895 Bancorp of Wisconsin, Inc., which appear in this Annual Report on Form 10-K of 1895 Bancorp of Wisconsin, Inc., for the years ended December 31, 2019 and 2018.

Milwaukee, Wisconsin

March 27, 2020